UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

VAIL BANKS, INC.
(Exact name of Registrant as Specified in its Charter)

Colorado	000-25081	84-1250561
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer I dentification No.)

0015 Benchmark Road, Suite 300 P.O. Box 6580 Avon, Colorado	81620
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(970) 476-2002

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Vail Banks, Inc. (the “Company”) (Nasdaq: VAIL) today reported that, at a special meeting of shareholders held today, its shareholders approved and adopted the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated May 31, 2006, by and among U.S. Bancorp (“USB”), a subsidiary of USB, and the Company. The closing of the Merger, which has been approved by all applicable regulatory authorities, is expected to occur on September 1, 2006. In connection with the closing, shares of the Company will be converted into the right to receive $17.00 per share in cash and the Company expects that the shares will no longer be traded on NASDAQ after the close of trading on August 31, 2006. A copy of the press release announcing the result of the special meeting is attached as Exhibit 99.1 and is incorporated into this current report by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Vail Banks, Inc. on August 31, 2006

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL BANKS, INC.

By: /s/ Gary S. Judd
Gary S. Judd Chief Executive Officer and President

Dated: August 31, 2006

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Vail Banks, Inc. on August 31, 2006